Exhibit 99.2

BASIS OF PRESENTATION

The Pro Forma Consolidated Balance Sheet as of June 30, 2004, and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003, and for the six months ended June 30, 2004, are based on the historical consolidated financial statements of PEC Solutions, Inc. and subsidiary (the “Company”) and historical financial statements of AC Technologies, Inc. (“ACT”).  The Pro Forma Consolidated Balance Sheet has been prepared assuming the acquisition of ACT occurred on June 30, 2004.

The Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003, and for the six months ended June 30, 2004, have been prepared assuming the acquisition of ACT occurred January 1, 2003.  For purposes of the Pro Forma Consolidated Statements of Operations for the year ended December 31, 2003, and the six months ended June 30, 2004, ACT’s Statement of Operations for the year ended December 31, 2003, has been consolidated with the Consolidated Statement of Operations of the Company for the year ended December 31, 2003, and ACT’s Statement of Operations for the six months ended June 30, 2004, has been combined with the Consolidated Statement of Operations of the Company for the six months ended June 30, 2004.

The Pro Forma Consolidated Financial Statements do not purport to represent what the Company’s actual results of operations or financial position would have been had the acquisition occurred as of such dates, or to project the Company’s results of operations or financial position for any period or date, nor does it give effect to any matters other than those described in the notes thereto.  In addition, the allocation of purchase price to the assets and liabilities of ACT is preliminary and the final allocation may differ from the amounts reflected herein.  The Pro Forma Consolidated Financial Statement should be read in conjunction with the other financial statements and notes thereto previously filed by the Company.

PEC SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2004

(Dollars in thousands)

PEC SOLUTIONS, INC.	AC TECHNOLOGIES, INC.	ACQUISITION ADJUSTMENTS	PRO FORMA

Assets:
Cash and equivalents	$26,499	$3,018	$(29,517	)[1][2]	$—
Short term investments	21,726	—	(21,726)[2]	—
Account receivable, net	50,700	10,432	—	61,132
Other current assets	9,043	48	—	9,091
Total current assets	107,968	13,498	(51,243)	70,223

Property, plant and equipment, net	26,043	387	—	26,430
Investments	40,605	—	(2,837)[2]	37,768
Goodwill	39,931	—	33,740	[2]	73,671
Intangible assets, net	9,933	—	11,500	[2]	21,433
Other assets	4,774	334	—	5,108
Total assets	$229,254	$14,219	$(8,840)	$234,633

Liabilities:
Accounts payable and accrued expenses	$8,381	$3,051	$—	$11,432
Advance payments on contracts	1,262	185	—	1,447
Retirement plan payable	723	95	—	818
Accrued payroll	4,871	1,042	—	5,913
Accrued vacation	3,794	887	—	4,681
Other current liabilities	6,499	87	—	6,586
Total current liabilities	25,530	5,347	—	30,877

Supplemental retirement payable	1,493	—	—	1,493
Deferred rent payable	2,004	31	—	2,035
Other long-term liabilities	23,161	1	—	23,162
Total long-term liabilities	26,658	32	—	26,690
Total liabilities	52,188	5,379	—	57,567

Commitments and contingencies

Stockholders’ equity:
Common stock	274	10	(10)[2]	274
Additional paid-in capital	96,440	—	96,440
Retained earnings	80,468	8,830	(8,830)[2]	80,468
Other comprehensive income	(116)	—	(116)
Total stockholders’ equity	177,066	8,840	(8,840)	177,066
Total liabilities and stockholders’ equity	$229,254	$14,219	$(8,840)	$234,633

PEC SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2003

(Amounts in thousands, except per share data)

	PEC SOLUTIONS, INC.	AC TECHNOLOGIES, INC.	ACQUISITION ADJUSTMENTS	PRO FORMA

Revenues	$172,043	$35,223	$—	$207,266

Operating costs and expenses:
Direct costs	102,362	22,958	4,272 [3]	129,592
General and administrative expenses	35,547	9,408	(5,625)[3]	39,330
Sales and marketing expenses	5,361	—	1,353 [3]	6,714
Intangible amortization	851	—	2,875 [4]	3,726
Total operating costs and expenses	144,121	32,366	2,875	179,362
Operating income	27,922	2,857	(2,875)	27,904
Investment and other income	2,328	15	—	2,343
Interest expense	(2,654)	—	—	(2,654)
Income before income taxes	27,596	2,872	(2,875)	27,593
Provision for income taxes	10,355	—	(1)[5]	10,354
Net income	17,241	2,872	(2,874)	17,239

Earnings per share:
Basic	0.64			0.64	[6]

Diluted	0.58			0.58	[6]

Weighted average common shares used in computing earnings per common share:
Basic	27,086			27,086

Diluted	29,763			29,763

PEC SOLUTIONS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2004

(Amounts in thousands, except per share data)

	PEC SOLUTIONS, INC.	AC TECHNOLOGIES, INC.	ACQUISITION ADJUSTMENTS	PRO FORMA

Revenues	$84,873	$27,006	$—	$111,879

Operating costs and expenses:
Direct costs	51,736	16,919	3,306)[3]	71,961
General and administrative expenses	17,985	5,522	(3,613)[3]	19,894
Sales and marketing expenses	2,524	—	307 [3]	2,831
Intangible amortization	516	—	1,438 [4]	1,954
Total operating costs and expenses	72,761	22,441	1,438	96,640
Operating income	12,112	4,565	(1,438)	15,239
Investment and other income	952	7	—	959
Interest expense	(1,336)	—	—	(1,336)
Income before income taxes	11,728	4,572	(1,438)	14,862
Provision for income taxes	4,400	—	1,176 [5]	5,576
Net income	7,328	4,572	(2,614)	9,286

Earnings per share:
Basic	0.27			0.34	[6]

Diluted	0.25			0.32	[6]

Weighted average common shares used in computing earnings per common share:
Basic	27,324			27,324

Diluted	28,981			28,981

PEC SOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)           Pro forma adjustments to give effect to the exclusion of ACT’s cash ($3.0 million).

(2)           Pro forma adjustment to give effect to the purchase of AC Technologies, Inc. for $51.5 million (including transaction costs), as if the acquisition occurred on June 30, 2004.  The purchase was for $46.7 million in cash, plus $3.0 million in employee retention bonuses and earnouts.  The allocation of the purchase price to the estimated fair value of the assets and liabilities assumed will result in the recognition by the Company of $33.7 million in goodwill and $11.5 million in intangible assets represented by the value of customer contracts and related relationships.

(3)           ACT categories have been reclassified to be consistent with the Company categories.

(4)           Pro forma amortization of intangible assets represented by the value of customer contracts and related relationships over a life of 4.0 years.

(5)           Pro forma adjustment to reflect the incremental provision for federal and state income taxes at a consolidated effective tax rate of 37.52% for the year ended December 31, 2003, and the six months ended June 30, 2004.  The company acquired was “Subchapter S” prior to the acquisition.

(6)           Net income per common share, for both the “Company” column and the “Pro Forma” column, was computed by dividing the net income for the year ended December 31, 2003, and the six month period ended June 30, 2004, by the weighted average number of common shares or equivalent common shares outstanding.

AC Technologies, Inc.

Financial Report

December 31, 2003

Independent Auditor’s Report

To the Board of Directors

AC Technologies, Inc.

Fairfax, Virginia

We have audited the accompanying balance sheets of AC Technologies, Inc. (the Company), as of December 31, 2003 and 2002, and the related statements of income, stockholders’ equity, and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AC Technologies, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP

Bethesda, Maryland
January 30, 2004

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.

AC Technologies, Inc.

Balance Sheets

December 31, 2003 And 2002

Assets	2003	2002
Current Assets
Cash and cash equivalents	$1,707,111	$611,925
Billed contract receivables	7,861,972	4,477,134
Prepaid expenses and other current assets	188,513	88,741
Total current assets	9,757,596	5,177,800

Property and Equipment, net	254,177	362,176

Cash Value of Life Insurance	300,004	197,375

Deposits	12,247	11,762
	$10,324,024	$5,749,113
Liabilities And Stockholders’ Equity
Current Liabilities
Obligations under capital leases, current maturities	$1,500	$—
Accounts payable	1,811,687	489,123
Customer overpayments	305,201	—
Accrued payroll	614,200	373,536
Accrued vacation and leave	549,335	405,308
Accrued payroll taxes and related expenses	950,892	704,752
Deferred rent	11,939	—
Billings in excess of costs incurred	103,460	132,609
Total current liabilities	4,348,214	2,105,328

Long-Term Liabilities
Obligations under capital leases, net of current maturities	1,558	—
Deferred rent	44,098	49,201
	45,656	49,201
Commitments and Contingencies

Stockholders’ Equity
Common stock, $1 par value; 10,000 shares authorized, issued, and outstanding	10,000	10,000
Retained earnings	5,920,154	3,584,584
	5,930,154	3,594,584
	$10,324,024	$5,749,113

See Notes To Financial Statements.

Statements Of Income

Years Ended December 31, 2003 And 2002

	2003	2002
Contract revenue	$35,222,903	$24,502,383

Operating costs and expenses:
Direct contract costs	22,958,133	15,787,800
Indirect and other costs	9,408,085	6,961,843
	32,366,218	22,749,643

Operating income	2,856,685	1,752,740

Other income:
Interest income	12,662	14,777
Other income	2,400	2,064
	15,062	16,841
Net income	$2,871,747	$1,769,581

See Notes To Financial Statements.

Statements Of Stockholders’ Equity

Years Ended December 31, 2003 And 2002

	Common Stock		Retained
	Shares	Amount	Earnings	Total
Balance, December 31, 2001	2,000	$2,000	$2,758,920	$2,760,920

Reclassification	8,000	8,000	(8,000)	—

Distributions	—	—	(935,917)	(935,917)

Net income	—	—	1,769,581	1,769,581

Balance, December 31, 2002	10,000	10,000	3,584,584	3,594,584

Distributions	—	—	(536,177)	(536,177)

Net income	—	—	2,871,747	2,871,747

Balance, December 31, 2003	10,000	$10,000	$5,920,154	$5,930,154

See Notes To Financial Statements.

Statements Of Cash Flows

Years Ended December 31, 2003 And 2002

	2003	2002
Cash Flows from Operating Activities
Net income	$2,871,747	$1,769,581
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities
Depreciation and amortization	142,114	137,435
Deferred rent	6,836	49,201
Cash value of life insurance	(102,629)	82,625
Loss on disposal	—	97,269
Changes in assets and liabilities:
(Increase) decrease in:
Contract receivables	(3,384,838)	(677,674)
Prepaid expenses and other current assets	(99,772)	(50,096)
Deposits	(485)	(8,737)
Increase (decrease) in:
Accounts payable	1,322,564	(461,650)
Customer overpayments	305,201	—
Accrued payroll, leave, taxes and related expenses	630,831	613,843
Billings in excess of costs incurred	(29,149)	132,609
Net cash provided by operating activities	1,662,420	1,684,406

Cash Flows from Investing Activities
Purchase of property and equipment	(29,371)	(135,642)
Net cash (used in) investing activities	(29,371)	(135,642)

Cash Flows from Financing Activities
Disbursements in excess of available cash	—	(1,222)
Principal payments on obligation under capital lease	(1,686)	—
Stockholder distributions	(536,177)	(935,917)
Net cash (used in) financing activities	(537,863)	(937,139)

Net increase in cash and cash equivalents	1,095,186	611,625

Cash and cash equivalents:
Beginning	611,925	300
Ending	$1,707,111	$611,925

Supplemental Schedule of Noncash Investing and Financing Activities:
Equipment acquired under capital lease obligation	$4,744	$—

See Notes To Financial Statements.

Note 1.                                  Nature of Business and Significant Accounting Policies

Nature of business:  AC Technologies, Inc. (the Company), was organized under the laws of the State of Delaware in April 1993.  The Company provides a wide range of management and IT services and solutions to government agencies and commercial companies across the United States of America. The Company’s principal market locations include the Washington, D.C., metropolitan area, California, Illinois, New York and India.

The Company is certified by the Small Business Administration as a small disadvantaged business program under section 8(a) of the Small Business Act and is therefore eligible to enter into contracts with agencies of the Federal Government on a limited competitive or non-competitive basis.  The Company graduates from the program in 2004.

A summary of the Company’s significant accounting policies follows:

Revenue and cost recognition:  Revenue from cost-type contracts is recognized on the basis of reimbursable costs incurred during the period plus fee earned.  Revenue from time and material contracts is recognized on the basis of man hours worked, multiplied by billable rates provided plus other reimbursable contract costs incurred during the period.  Revenue from fixed-price type contracts is recognized under the percentage-of-completion method.  Under this method, individual contract revenue earned is based upon the percentage relationship that contract costs incurred bear to management’s estimate of total contract costs.  The Company provides currently for all known or anticipated losses on contracts.

Cash equivalents:  Cash equivalents include overnight repurchase agreements.

Accounts receivable:  Accounts receivable are generated from prime and subcontracting arrangements with U.S. governmental agencies and various commercial entities.  Billed amounts represent invoices that have been prepared and sent to the customer.  Unbilled amounts represent differences between revenue calculated utilizing provisional billing rates and actual indirect rates.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.  Management believes that all accounts receivable are collectible.

Billed accounts receivable are considered past due if the invoice has been outstanding more than 30 days.  The Company does not charge interest on accounts receivables, however, U.S. governmental agencies pay interest on invoices outstanding more than 30 days.  The Company records interest income from U.S. governmental agencies when received.

In accordance with industry practices, accounts receivables relating to long-term contracts are classified as current, even though a portion of these amounts may not be realized within one year.

Property, equipment and depreciation:  Property and equipment are recorded at cost.  Depreciation and amortization is computed using the straight-line method at rates calculated to amortize the costs of the applicable assets over their estimated useful lives.

Income taxes:  The Company has elected to be treated as an S-Corporation under Subchapter S of the Internal Revenue Code, which provides that, in lieu of corporation income taxes, the stockholders separately account for their pro rata share of the Company’s items of income, deductions, losses and credits.  As a result of this election, the Company is not liable for Federal or state income taxes except to the extent the Company operates in jurisdictions that do not recognize S-Corporation status.

Estimates:  The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period.  Actual results could differ from those estimates.

Financial credit risk:  Substantially all of the Company’s contract receivables are derived from prime contracts and subcontracts with U.S. Government agencies.  All contract receivables are made on an unsecured basis.

The Company maintains cash in United States bank deposit accounts, which at times may exceed Federally insured limits.  The Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant credit risk on cash.

Financial statement presentation:  Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.  These reclassifications had no effect on the previously reported net income.

Note 2.                                  Property and Equipment

Depreciation and amortization charged to operations for the years ended December 31, 2003 and 2002, and cost and accumulated depreciation and amortization at December 31, 2003 and 2002, are as follows:

		2003
Asset Category	Estimated Useful Lives	Cost	Depreciation/ Amortization Expense	Accumulated Depreciation/ Amortization
Computer equipment	5 years	$536,753	$122,955	$353,980
Furniture and fixtures	7 years	119,029	17,841	51,052
Equipment under capital lease	Life of lease	4,745	1,318	1,318
		$660,527	$142,114	$406,350

		2002
Asset Category	Estimated Useful Lives	Cost	Depreciation/ Amortization Expense	Accumulated Depreciation/ Amortization
Computer equipment	5 years	$129,720	$21,575	$45,470
Furniture and fixtures	7 years	697,485	115,860	419,559
		$827,205	$137,435	$465,029

Note 4.                                  Line of Credit

The Company maintains a line of credit agreement with a bank whereby; the Company may borrow up to 85% of eligible account receivables, to $1,500,000 at .50% over the bank’s prime rate.  The interest rate was 4.50% at December 31, 2003.  The line of credit is secured by a blanket lien on all of the Company’s assets, and is guaranteed by the stockholders of the Company.  At December 31, 2003 and 2002, there were no outstanding borrowings under this agreement.  This agreement matures May 31, 2004.

Note 5.                                  Leasing Arrangements

The Company leases its facilities under various non-cancelable agreements accounted for as operating leases. Certain leases contain escalation clauses. Operating lease expense for the years ended December 31, 2003 and 2002, was $539,029 and $523,805, respectively.

Following is a schedule of future minimum rental payments, required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2003:

Years ending December 31,
2004	$553,082
2005	574,790
2006	203,013
$1,330,885

Note 6.                                  Obligation Under Capital Leases

The Company leases office equipment with a net book value of $3,427.  The future minimum lease payments under this capital lease, together with the present value of the net minimum lease payments as of December 31, 2003, is as follows:

Years ending December 31,
2004	$1,582
2005	1,581
3,163
Less amount representing interest	105
Present value of minimum lease payments	$3,058

Current portion	$1,500
Long-term portion	1,558
$3,058

Note 7.                                  Pension and Profit Sharing Plans

The Company maintains a defined contribution profit-sharing plan under the provisions of Section 401(k) of the Internal Revenue Code for those employees meeting certain eligibility requirements.  The plan provides for the Company to make matching contributions up to 50% of the employee contributions not to exceed 6% of the participating employee’s wages.  Participants are fully vested in the plan immediately.  Employer contributions to the plan for the years ended December 31, 2003 and 2002, were $262,053 and $169,693, respectively.

Note 8.                                  Major Customers

Substantially, all of the Company’s revenue for the years ended December 31, 2003 and 2002, and contract receivables as of December 31, 2003 and 2002, were derived from prime contracts or subcontracts with the U.S. Government.

Note 9.                                  Reclassification

During the year ended December 31, 2002, the Company reclassified $8,000 from retained earnings to common stock, in order to properly reflect shares outstanding at their par value.

Note 10.                           Distributions

The Company intends to distribute funds in 2004 to assist stockholders in paying their income taxes on their pro rata share of distributable income.

Note 11.                           Contingencies

The Company has cost reimbursable type contracts with the U.S. Government. Consequently, the Company is reimbursed based upon their direct expenses attributable to the contract, plus a percentage based upon indirect expenses.  The indirect rates are estimates.  Accordingly, if the actual rates as determined by the applicable cognizant audit agency were below the estimated rates, a refund for the difference would be due to the U.S. Government.

AC TECHNOLOGIES, INC.

BALANCE SHEETS

(Dollars in thousands)

	As of	As of
	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,018	$1,707
Accounts receivable	10,432	7,862
Prepaid expenses and other current assets	48	189
Total current assets	13,498	9,758

Property and equipment, net	387	254
Cash value of life insurance	300	300
Deposits	34	12
Total assets	$14,219	$10,324

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Obligations under capital leases, current maturities	$2	$2
Accounts payable	2,680	1,812
Customer overpayments	—	305
Accrued payroll	1,042	614
Accrued vacation and leave	887	549
Accrued payroll taxes and related expenses	465	951
Deferred rent	22	12
Billings in excess of costs incurred	185	103
Other current liabilities	64	—
Total current liabilities	5,347	4,348

Obligations under capital leases, net of current portion	1	1
Deferred rent	31	45
Total long-term liabilities	32	46
Total liabilities	5,379	4,394

Commitments and contingencies

Stockholders’ equity:
Common stock, $1.00 par value, 10,000 shares authorized, issued and outstanding, respectively	10	10
Retained earnings	8,830	5,920
Total stockholders’ equity	8,840	5,930
Total liabilities and stockholders’ equity	$14,219	$10,324

See notes to financial statements

AC TECHNOLOGIES, INC.

STATEMENTS OF INCOME

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2004	June 30, 2003	June 30, 2004	June 30, 2003

Contract revenue	$14,265	$8,030	$27,006	$15,141

Operating costs and expenses:
Direct contract costs	8,854	5,248	16,919	9,765
Indirect and other costs	2,924	1,677	5,522	3,342
Total operating costs and expenses	11,778	6,925	22,441	13,107
Operating income	2,487	1,105	4,565	2,034
Interest income	4	3	7	6
Other income	—	1	—	2
Net income	$2,491	$1,109	$4,572	$2,042

See notes to financial statements

AC TECHNOLOGIES, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM DECEMBER 31, 2003 THROUGH JUNE 30, 2004

(Amounts in thousands, except for share data)

(Unaudited)

	Common Stock		Retained
	Shares	Dollars	Earnings	Total
Balance at December 31, 2003	10,000	$10	$5,920	$5,930

Distributions to stockholders	—	—	(1,263)	(1,263)

Net income	—	—	2,082	2,082

Balance at March 31, 2004	10,000	10	6,739	6,749

Distributions to stockholders	—	—	(400)	(400)

Net income	—	—	2,491	2,491

Balance at June 30, 2004	10,000	$10	$8,830	$8,840

See notes to financial statements

ACT TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

 (Dollars in thousands)

	Six Months Ending
	June 30, 2004	June 30, 2003
	(Unaudited)
Cash provided from operating activities:
Net income	$4,572	$2,042
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67	74
Deferred rent	(3)	6
Cash value of life insurance	—	(32)
Changes in operating assets and liabilities:
Accounts receivable	(2,570)	(1,145)
Prepaid and other current assets	141	67
Deposits	(22)	—
Accounts payable	868	1,375
Customer overpayments	(305)	—
Accrued payroll	428	63
Accrued vacation and leave	338	149
Accrued payroll taxes and related expenses	(486)	(428)
Billings in excess of costs incurred	82	74
Other current liabilities	64	—
Net cash provided by operating activities	3,174	2,245
Cash flows from investing activities:
Purchase of property and equipment	(200)	(19)
Net cash used by investing activities	(200)	(19)
Cash flows from financing activities:
Stockholder distributions	(1,663)	(334)
Net cash used by financing activities	(1,663)	(334)
Net increase in cash	1,311	1892
Cash and cash equivalents at beginning of period	1,707	612
Cash and cash equivalents at end of period	$3,018	$2,504

See notes to financial statements

AC TECHNOLOGIES, INC.

NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2004

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

AC Technologies, Inc. (ACT or the Company) was incorporated in the state of Delaware on April 1993. The Company, which is privately held, provides a wide range of management and IT services to the federal government and commercial companies.  The Company was an 8(a) firm for federal government contracting purposes through April 2004.  The term 8(a) refers to section 8(a) of the Small Business Act of 1958, which permits the Small Business Administration to enter into contracts with federal procuring agencies directly and subcontract the performance of the work to 8(a)-certified companies.  Effective September 9, 2004, all of the Company’s outstanding shares of common stock were sold to PEC Solutions, Inc. (See Note 2).

The significant accounting policies followed by the Company are described below.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Reclassifications

Certain reclassifications have been made to the prior-period financial statements in order to conform to the 2004 presentation.

Revenue recognition

Substantially all of the Company’s contract revenue results from contracts with agencies of the federal government.  Revenue on fixed-price and cost-reimbursable contracts includes direct costs and allocated indirect costs incurred plus recognized profit.  Profit is recognized under fixed-price contracts on the percentage-of-completion basis.  Revenue on time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.  Revenue recognized on contracts in excess of related billings is reflected as unbilled receivables.  Losses on contracts are provided for in the period they are first determined.  Billings rendered on contracts in excess of related revenue recognized are reflected as billings in excess of revenue recognized.

Federal government contract costs for 2000 through 2004, including indirect expenses, are subject to audit and adjustment by the federal government.  Contract revenue has been recorded in amounts which are expected to be realized upon final settlement.

Cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization.  Depreciation of property and equipment is computed using the straight-line method over estimated useful lives of three to seven years.  Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the term of the related lease.

Income taxes

The Company is an S Corporation for federal income tax purposes (which also applies to most states).  Accordingly, it is generally not subject to corporate income taxes and the income, deductions, credits and other tax attributes generated by the Company generally flow to the stockholder of the Company.

NOTE 2 - SALE OF COMPANY

Effective September 9, 2004, under the terms of a stock purchase agreement, PEC Solutions, Inc. (PEC) acquired all the issued and outstanding shares of common stock of the Company.  The stock purchase agreement provides for various adjustments to the purchase price based on the Company’s acquisition date stockholders’ equity and other factors.

NOTE 3 - UNBILLED RECEIVABLES

Unbilled receivables at June 30, 2004 consist primarily of contract costs and fees billed subsequent to June 30, 2004.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2004:

Computer equipment	$653,361
Furniture and office equipment	200,921
Equipment under capital lease	4,745

859,027
Less: accumulated depreciation and amortization	(471,655)

$387,372

Depreciation and amortization expense on property and equipment totaled $33,998 and $66,755, respectively, for the three-month and six-month periods ended June 30, 2004, including amortization of equipment under capital lease of $390 and $779, respectively.  Accumulated amortization of equipment under capital lease was $2,097 at June 30, 2004.

NOTE 5 - RETIREMENT PLAN

The Company maintains a defined contribution 401(k) plan (the Plan) for all employees who are over 21 years of age.  Participants may make voluntary contributions to the Plan up to the maximum amount allowable by law.  The Company matches 50% of employee contributions, up to 6% of the employee’s total compensation.  All Company contributions vest to the participants immediately.  The Company recorded contributions to the Plan of $127,962 and $239,115, respectively, for the three-month and six-month periods ended June 30, 2004.

NOTE 6 - COMMITMENTS

The Company leases office space, under the terms of noncancelable operating leases that expire at various dates through July 2006.  The Company also leases equipment under the term of capital lease that expires at various dates through February 2006.  The following is a schedule of the future minimum lease payments required under capital and operating leases that have initial or remaining terms in excess of one year as of June 30, 2004:

Years ending June 30,	Capital Lease	Operating Leases

2005	$1,582	$765,000
2006	790	639,000
2007	0	4,000

Total minimum payments	2,372	$1,408,000
Less: amount representing interest	(53)

Present value of minimum lease payments	2,319
Less: current portion of capital lease obligation	(1,529)

Noncurrent portion of capital lease obligation	$790

In accordance with accounting principles generally accepted in the United States of America, the Company is recognizing the total cost of its principal office lease ratably over the lease term.  The difference between rent paid and expensed is reflected as deferred rent in the accompanying balance sheet.

Rent expense aggregated $215,078 and $383,634, respectively, for the three-month and six-month periods ended June 30, 2004.

NOTE 7 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and unbilled receivables.  The Company’s management believes the risk of loss associated with cash and cash equivalents is very low since cash and cash equivalents are maintained in financial institutions.  However, at June 30, 2004, and at various times throughout the year, the Company had cash and cash equivalents on deposit with a financial institution that exceeded the federally insured limit.  To date, accounts receivable and unbilled receivables have been derived primarily from contracts with agencies of the federal government.  Accounts receivable are generally due within 30 days and no collateral is required.  The Company maintains reserves as required for potential credit losses and historically such losses have been insignificant and within management’s expectations.

NOTE 8 - SUBSEQUENT EVENTS

Bank line-of-credit and note payable

In August 2004, the Company entered into a line-of-credit (LOC) with a financial institution. Under the LOC, the Company could borrow up to the lesser of $9,000,000 or eligible accounts and unbilled receivables, as defined.  Interest accrued on any borrowings at the London Interbank Offered Rate (LIBOR), plus a variable spread calculated quarterly.  The LOC was due to expire, if not renewed, on July 31, 2007.

The Company also entered into a $5,000,000 term loan with the same financial institution in August 2004.  Interest on the term loan accrued at LIBOR plus 2.5%.  The principal balance of the term loan was payable in monthly installments of $250,000 that were to commence in September 2004.  Additional principal payments were also required in the amount necessary to reduce the principal balance of term loan to no greater than $3,000,000 by December 31, 2004.  All principal was to be repaid by the maturity date of the term loan on July 31, 2007.

Both the LOC and term loan were secured by all corporate assets and were also guaranteed by the Company’s sole stockholder with a maximum guarantee of $5,500,000.  The Company was also required to maintain certain financial covenants.

Both the LOC and term loan were subsequently repaid in full in conjunction with the Company’s acquisition by PEC (see Note 2).

Repurchase of common stock

In August 2004, the Company repurchased all 5,000 shares of common stock owned by one of its stockholders.  The repurchase price of the common stock was $16,000,000, consisting of a $14,000,000 cash payment and issuance of a $2,000,000 promissory note.  Under the terms of the promissory note, interest was to accrue at a rate of 6% per annum and monthly principal and interest payments were to begin September 15, 2004, and all unpaid principal and interest was to be due on the earlier of: (a) the date a sale of the Company is completed, or (b) August 15, 2005.  The promissory note was subordinated to borrowings under the bank LOC and the term loan (see above) and was secured by a pledge of 750 shares of Company common stock owned by the Company’s sole remaining stockholder.  The promissory note was subsequently repaid in full in conjunction with the Company’s acquisition by PEC (see Note 2).

Notes payable to stockholders

In August 2004, the Company issued a $900,000 promissory note payable (note) to its sole stockholder.  The note was unsecured, due on demand and was accruing interest at a rate of 2% per annum.  The note was subsequently repaid in full in conjunction with the Company’s acquisition by PEC (see Note 2).